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              CREDIT AGREEMENT, dated as of March 19, 1999, among DEPARTMENT 56,
INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), ABN AMRO BANK N.V. and THE FIRST NATIONAL BANK OF CHICAGO, as documentation agents (each, in such capacity, a "DOCUMENTATION AGENT", and collectively, the "DOCUMENTATION AGENTS"), U.S. BANK NATIONAL ASSOCIATION as managing agent (in such capacity, the "MANAGING AGENT"), and THE CHASE MANHATTAN BANK ("CHASE"), as administrative agent for the Lenders (in such capacity, together with any of its successors, the "ADMINISTRATIVE AGENT").

              The parties hereto hereby agree as follows:

              SECTION 1. DEFINITIONS

              1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

              "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined by the Administrative Agent equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

              "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

              "ACCEPTANCE MARGIN": with respect to any Acceptance at any time, the rate per annum determined pursuant to the Pricing Grid at such time.

              "ACCEPTANCE OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate face amount of unmatured Acceptances and (b) the aggregate amount of all unpaid Acceptance Reimbursement Obligations.

              "ACCEPTANCE PARTICIPANTS": with respect to each Acceptance, collectively, all the Working Capital Lenders other than the Accepting Bank.

              "ACCEPTANCE RATE": the rate for any Acceptance financing equal to the Acceptance Margin plus the discount rate, as determined from time to time by the Accepting Bank in its sole and absolute discretion, as generally available as the discount rate to other customers of the Accepting Bank for bankers' acceptances of an amount comparable to the amount of such Acceptance and having a tenor comparable to the tenor of such Acceptance.

              "ACCEPTANCE REIMBURSEMENT OBLIGATIONS": the obligation of the Borrower to reimburse the Accepting Bank pursuant to Section 3.14 for the face amount of Acceptances.

              "ACCEPTANCE REQUEST": an Acceptance Request, substantially in the form of Exhibit H hereto, with appropriate insertions, or in such other form as the Accepting Bank shall reasonably request.

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              "ACCEPTANCE TERMINATION DATE": the earlier of March 19, 2001 and the Working Capital Termination Date, and, if each Lender, in accordance with then applicable law, is permitted on or after such date to extend the Acceptance Termination Date to the earlier of March 19, 2003 and the Working Capital Termination Date, then such date, and, if each Lender, in accordance with then applicable law, is permitted on or after such date to extend the Acceptance Termination Date to the Working Capital Termination Date, then the Working Capital Termination Date.

              "ACCEPTANCES": as defined in Section 3.9(a).

              "ACCEPTING BANK": The Chase Manhattan Bank, together with any successor, in its capacity as creator of any Acceptance.

              "ADJUSTMENT DATE": as defined in the Pricing Grid.

              "ADMINISTRATIVE AGENT": as defined in the preamble hereto.

              "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

              "AGENTS": the collective reference to the Documentation Agents, the Administrative Agent and the Managing Agent.

              "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to the sum of (i) the amount of such Lender's 364-Day Commitment then in effect or, after the 364-Day Commitment Period or if the 364-Day Commitments have been terminated, the aggregate then unpaid principal amount of such Lender's 364-Day Loans and (ii) the amount of such Lender's Working Capital Commitment then in effect or, if the Working Capital Commitments have been terminated, the amount of such Lender's Working Capital Extensions of Credit then outstanding.

              "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

              "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.


              "APPLICABLE MARGIN": for each Type of Loan at any time, the rate per annum determined pursuant to the Pricing Grid at such time.

              "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

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              "ASSET SALE": any Disposition of property or series of related
Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

              "ASSIGNEE": as defined in Section 10.6(c).

              "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of Exhibit E.

              "ASSIGNOR": as defined in Section 10.6(c).

              "AVAILABLE 364-DAY COMMITMENT": as to any 364-Day Lender at any time, an amount equal to the excess, if any, of (a) such Lender's 364-Day Commitment then in effect OVER (b) such Lender's 364-Day Loans then outstanding.

              "AVAILABLE WORKING CAPITAL COMMITMENT": as to any Working Capital Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Working Capital Commitment then in effect over (b) such Lender's Working Capital Extensions of Credit then outstanding.

              "BENEFITTED LENDER": as defined in Section 10.7(a).

              "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

              "BORROWER": as defined in the preamble hereto.

              "BORROWING BASE": as defined in Section 2.4(a).

              "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

              "BUSINESS": as defined in Section 4.17(b).

              "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.

              "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

              "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

              "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

              "CHANGE IN LAW": with respect to any Lender or the Accepting Bank, subsequent to the date hereof, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority (including, without limitation, any Federal Reserve Bank or bank examiner) applicable to such Lender, including, without limitation, the issuance of any final rule, regulation or guideline by any regulatory agency having jurisdiction over such Lender or Accepting Bank.

              "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is no later than March 31, 1999.

              "CODE": the Internal Revenue Code of 1986, as amended from time to time.

              "COLLATERAL": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

              "COMMERCIAL L/C": a commercial documentary Letter of Credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Borrower, on behalf of the Borrower in respect of obligations of the Borrower for the purposes described in subsection 4.16(c).

              "COMMITMENT": as to any Lender, the sum of the 364-Day Commitment and the Working Capital Commitment of such Lender.

              "COMMITMENT FEE RATE": at any time, the rate per annum designated as the Commitment Fee Rate on and determined pursuant to the Pricing Grid at such time.

              "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

              "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

              "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated February 1999 and furnished to the Lenders.

              "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), PROVIDED, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $5,000,000 for any fiscal year of the Borrower, and (f) any other non-cash charges, and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Permitted Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving PRO FORMA effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period.

              "CONSOLIDATED INTEREST COVERAGE RATIO": for any period of four consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

              "CONSOLIDATED INTEREST EXPENSE": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

              "CONSOLIDATED LEVERAGE RATIO": for any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt as at the last day of such period to (b) Consolidated EBITDA for such period.

              "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

              "CONSOLIDATED NET WORTH": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

              "CONSOLIDATED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor the financial results of which would be required to be consolidated for federal income tax purposes with the financial results of the Borrower.

              "CONSOLIDATED TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, provided that for the purposes hereof, there shall be included in Consolidated Total Debt, in lieu of the amount of Indebtedness outstanding under the Working Capital Facility on such date, an amount of Indebtedness equal to (i) the average daily amount of Total Working Capital Extensions of Credit for the period of four consecutive fiscal quarters ending on such date (it being agreed that, for the purposes of calculating such amount for any test period a portion of which is a period prior to the Closing Date, the average daily amount of Total Working Capital Extensions of Credit for such pre-Closing Date period shall be deemed to be the average daily amount of total extensions of credit outstanding under the revolving credit facility of the Existing Credit Agreement during such pre-Closing Date period), plus, (ii) for the purpose of determining pro forma compliance in respect of any Permitted Acquisition or Restricted Payment pursuant to Sections 7.6(b) or 7.7(g), the amount by which Total Working Capital Extensions of Credit increased as a result of such Permitted Acquisition or Restricted Payment.

              "CONTINGENT OBLIGATION": as to any Person any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

              "CONTINUING DIRECTORS": the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

              "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

              "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

              "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

              "DOCUMENTATION AGENT": as defined in the preamble hereto.

              "DOLLARS" and "$": dollars in lawful currency of the United
States.

              "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

              "DRAFT": a draft, substantially in the form of Exhibit J, or in such other form as the Accepting Bank shall reasonably request.

              "ELIGIBLE ACCOUNTS": the aggregate face amount of accounts of the Borrower and its Subsidiaries outstanding from time to time, derived from the business operations of the Borrower and its Subsidiaries, except those accounts that (a) (i) in the case of accounts that are stated to be due in the month of November or December in any year and are stated to be due more than 90 days from the invoice date, are more than 60 days past due based upon the terms indicated in the original invoice and (ii) in the case of all other accounts, are more than 90 days past due based upon the terms indicated in the original invoice,
(b) are subject to any Lien, (c) are due to a Subsidiary of the Borrower any outstanding capital stock of which is subject to a Lien in favor of a Person other than the Administrative Agent for the ratable benefit of the Lenders, or
(d) are due from an Affiliate, the Borrower or a Subsidiary.

              "ELIGIBLE INVENTORY": the aggregate book value of inventory (including inventory in transit), whether now owned or hereafter acquired, to which the Borrower and/or any of its Subsidiaries have taken title and which is not (i) work-in-process, (ii) subject to any Lien or (iii) owned by a Subsidiary of the Borrower any outstanding capital stock of which is subject to a Lien in favor of a Person other than the Administrative Agent for the ratable benefit of the Lenders, after adjusting for reserves for obsolescence, inventory adjustments and damages (including, but not limited to, foreign exchange adjustments).

              "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

              "EURODOLLAR RATE": with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be equal to the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two London Banking Days prior to the beginning of such Interest Period which rate, for the avoidance of doubt, is commonly referred to as the LIBO rate. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "EURODOLLAR RATE" shall be determined by the Administrative Agent by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Reference Lender is offered Dollar deposits at or about 11:00 A.M., London time, two London Banking Days prior to the beginning of such Interest Period in the London interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of such Eurodollar Loan outstanding during such Interest Period.

              "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

              "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

              "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

              "EXCLUDED FOREIGN SUBSIDIARY": any Foreign Subsidiary in respect of which the pledge of all of the Capital Stock of such Subsidiary as Collateral would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

              "EXISTING CREDIT AGREEMENT": the Amended and Restated Credit Agreement, dated as of February 17, 1995, among D56, Inc., the lenders and agents parties thereto and The Chase Manhattan Bank (formerly Chemical Bank), as Agent, Issuing Bank and Accepting Bank, as amended.

              "FACILITY": each of the 364-Day Facility and the Working Capital Facility.

              "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average, rounded upward to the nearest 1/16th of 1% of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

              "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

              "FUNDING OFFICE": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

              "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

              "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

              "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

              "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

              "GUARANTORS": the collective reference to the Subsidiary
Guarantors.

              "HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

              "INDEBTEDNESS": of any Person at any date, without duplication,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

              "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

              "INSOLVENT": pertaining to a condition of Insolvency.

              "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

              "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Working Capital Loan that is an ABR
Loan), the date of any repayment or prepayment made in respect thereof.

              "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Scheduled Working Capital Termination Date or beyond the date final payment is due on the 364-Day Loans, as the case may be; and

                     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

              "INVESTMENTS": as defined in Section 7.7.

              "ISSUING LENDER": The Chase Manhattan Bank, together with any successor, in its capacity as issuer of any Letter of Credit.

              "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

              "L/C PARTICIPANTS": the collective reference to all the Working Capital Lenders other than the Issuing Lender.

              "L/C REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

              "LENDERS": as defined in the preamble hereto.

              "LETTERS OF CREDIT": as defined in Section 3.1(a).

              "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

              "LOAN": any loan made by any Lender pursuant to this Agreement.

              "LOAN DOCUMENTS": this Agreement, the Security Documents and the Notes.

              "LOAN PARTIES": The Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

              "LONDON BANKING DAY": any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

              "MAJORITY FACILITY LENDERS": with respect to either Facility, the Majority Working Capital Facility Lenders, in the case of the Working Capital Facility, or the Majority 364-Day Facility Lenders, in the case of the 364-Day Facility, as applicable.

              "MAJORITY 364-DAY FACILITY LENDERS": at any time, the holders of more than 50% of the aggregate principal amount of the 364-Day Loans outstanding at such time (or, during the 364-Day Commitment Period prior to any termination of the 364-Day Commitments, the holders of more than 50% of the Total 364-Day Commitments at such time).

              "MAJORITY WORKING CAPITAL FACILITY LENDERS": at any time, the holders of more than 50% of the Total Working Capital Extensions of Credit outstanding under such Facility at such time (or, prior to any termination of the Working Capital Commitments, the holders of more than 50% of the Total Working Capital Commitments at such time).

              "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

              "MATERIAL SUBSIDIARY": any Subsidiary of the Borrower, (a) whose total assets at the last day of the four consecutive fiscal quarters of the Borrower for which Section 6.1 financial statements were most recently delivered, were equal to or greater than 5% of the consolidated total assets of the Borrower and its Subsidiaries at such date or (b) whose gross revenues for such period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP PROVIDED that if, at any time, the Subsidiaries that would not be Material Subsidiaries pursuant to the foregoing constitute 10% of such consolidated assets or revenues, a sufficient number of Subsidiaries shall be designated by the Borrower as "Material Subsidiaries", and the actions taken with respect thereto set forth in Section 6.9, so that the Subsidiaries that are not Material Subsidiaries and Subsidiary Guarantors do not constitute 10% or more of such consolidated assets or revenue.

              "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

              "MOODY'S": Moody's Investors Service, Inc.

              "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "NEGATIVE SECURITY EVENT": the occurrence of any of the following events during a Positive Security Period, and the giving of notice to the Borrower by the Administrative Agent that such event has occurred and, in the case of clause (c), has been determined by the Required Lenders to constitute a Negative Security Event: (a) the Borrower's unsecured long-term senior non credit-enhanced debt is rated below BBB- by S&P or below Baa3 by Moody's, (b) the Borrower's long-term senior unsecured non-credit-enhanced debt shall be unrated by either S&P and Moody's or (c) an Event of Default shall occur and be continuing; for purposes of this Agreement, the effectiveness of a Negative Security Event shall continue from the occurrence thereof pursuant to this definition until the occurrence thereafter of a Positive Security Event.

              "NEGATIVE SECURITY PERIOD": shall mean (i) the period from the Closing Date until the first occurrence of a Positive Security Event thereafter and (ii) each period commencing upon the occurrence of a Negative Security Event and ending upon the occurrence of a Positive Security Event.

              "NET CASH PROCEEDS": (a) in connection with any Asset Sale, Recovery Event or Subsidiary Stock Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale,

Recovery Event or Subsidiary Stock Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale, Recovery Event or Subsidiary Stock Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

              "NON-EXCLUDED TAXES": as defined in Section 2.17(a).

              "NON-U.S. LENDER": as defined in Section 2.17(d).

              "NOTES": the collective reference to any promissory note evidencing Loans.

              "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, the Acceptances, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

              "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

              "PARTICIPANT": as defined in Section 10.6(b).

              "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

              "PERMITTED ACQUISITION": any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) is permitted by and consummated in compliance with the requirements of Section 7.7(g).

              "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

              "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "PLEDGED STOCK": as defined in the Guarantee and Collateral Agreement.

              "POSITIVE SECURITY EVENT": at any time after all 364-Day Loans have been paid in full, all 364-Day Commitments have been terminated and all Obligations under such Facility have been satisfied in full, the occurrence of both of the following events: (a) the Borrower's unsecured long-term senior non credit-enhanced debt is rated at least BBB- by S&P and at least Baa3 by Moody's and (b) if a Negative Security Period is in effect and if an Event of Default gave rise to such Negative Security Period (and the conditions in clause (a) are also satisfied), the Required Lenders have determined that such Event of Default shall no longer be continuing.

              "POSITIVE SECURITY PERIOD": shall mean (i) each period commencing upon the occurrence of a Positive Security Event and ending upon the occurrence of a Negative Security Event and (ii) if the events specified in clause (a) of the definition of Positive Security Event shall have occurred and are in effect on the Closing Date, from the Closing Date until the first occurrence of a Negative Security Event thereafter.

              "PRICING GRID": the pricing grid attached hereto as Annex A.

              "PRO FORMA CAPITALIZATION TABLE": as defined in Section 4.1(a).

              "PROCEEDS": as defined in the Guarantee and Collateral Agreement.

              "PROPERTIES": as defined in Section 4.17(a).

              "RECOVERY EVENT": any settlement or payment in excess of $500,000 in respect of any property or casualty insurance claim (other than business interruption insurance claims) or any condemnation proceeding relating to any asset (other than assets constituting inventory) of the Borrower or any of its Subsidiaries.

              "REFERENCE LENDER": The Chase Manhattan Bank.

              "REGISTER": as defined in Section 10.6(d).

              "REGULATION U": Regulation U of the Board as in effect from time to time.

              "REIMBURSEMENT OBLIGATION": the collective reference to the L/C Reimbursement Obligations and the Acceptance Reimbursement Obligations.

              "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, that portion of the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that but for the delivery of a Reinvestment Notice would have been required to be applied to the prepayment of 364-Day Loans.

              "REINVESTMENT EVENT": any Asset Sale, Recovery Event or Subsidiary Stock Event in respect of which the Borrower has delivered a Reinvestment Notice.

              "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Recovery Event or Subsidiary Stock Event to acquire assets useful in the Borrower's Business within 180 days.

              "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

              "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount or, in the case of this clause (b) only, such later dates as chosen by the Borrower to coincide with the end of one or more Interest Periods so long as such later dates are not more than six months after such Reinvestment Event.

              "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

              "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. ss. 4043.

              "REQUIRED LENDERS": at any time, the holders of more than 50% of the sum of (i) the Total 364-Day Commitments then in effect or, after the 364-Day Commitment Period or after the termination of the 364-Day Commitments, aggregate unpaid principal amount of the 364-Day Loans then outstanding, and
(ii) the Total Working Capital Commitments then in effect or, if the Working Capital Commitments have been terminated, the Total Working Capital Extensions of Credit then outstanding.

              "REQUIRED PREPAYMENT LENDERS": the Majority Facility Lenders in respect of each Facility.

              "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

              "RESTRICTED PAYMENTS": as defined in Section 7.6.

              "S&P": Standard & Poor's Ratings Group.

              "SCHEDULED WORKING CAPITAL TERMINATION DATE": March 19, 2004.

              "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

              "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, and all other security documents hereafter delivered to the Administrative Agent granting a

Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

              "SECURITY PERFECTION DATE": the date that is five days after the date that the Administrative Agent gives notice of the occurrence of a Negative Security Event.

              "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

              "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

              "STANDBY L/C": an irrevocable letter of credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Borrower, on behalf of the Borrower or any Subsidiary thereof for purposes described in subsection 4.16(d).

              "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

              "SUBSIDIARY GUARANTOR": each Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement as a guarantor thereunder (it being understood that except as required by the definition of "Material Subsidiary", Subsidiaries that are not Material Subsidiaries and Subsidiaries that are Foreign Subsidiaries are not required by this Agreement to become Subsidiary Guarantors, but may elect to do so).

              "SUBSIDIARY STOCK EVENT": the sale or issuance of Capital Stock of any Subsidiary of the Borrower.

              "364-DAY COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a 364-Day Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "364-Day Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

              "364-DAY COMMITMENT PERIOD": the period from and including the Closing Date to the 364-Day Termination Date.

              "364-DAY FACILITY": the 364-Day Commitments and the 364-Day Loans hereunder.

              "364-DAY LENDER": each Lender that has a 364-Day Commitment or is the holder of a 364-Day Loan.

              "364-DAY LOANS": as defined in Section 2.1.

              "364-DAY PERCENTAGE": as to any 364-Day Lender at any time, the percentage which such Lender's 364-Day Commitment then constitutes of the Total 364-Day Commitments (or, at any time after the 364-Day Commitment Period or the termination of the 364-Day Commitments, the percentage which the aggregate principal amount of such Lender's 364-Day Loans then outstanding constitutes of the aggregate principal amount of the 364-Day Loans then outstanding).

              "364-DAY TERMINATION DATE": the 364th day following the Closing Date.

              "TOTAL 364-DAY COMMITMENTS": at any time, the aggregate amount of the 364-Day Commitments then in effect. The original amount of the Total 364-Day Commitments is $150,000,000.

              "TOTAL WORKING CAPITAL COMMITMENTS": at any time, the aggregate amount of the Working Capital Commitments then in effect. The original amount of the Total Working Capital Commitments is $100,000,000.

              "TOTAL WORKING CAPITAL EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Working Capital Extensions of Credit of the Working Capital Lenders outstanding at such time.

              "TRANSFEREE": any Assignee or Participant.

              "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

              "UNIFORM COMMERCIAL CODE": the Uniform Commercial Code as from time to time in effect in the State of New York.

              "UNITED STATES": the United States of America.

              "U.S. TAXES": as defined in Section 10.6(d).

              "WORKING CAPITAL COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Working Capital Loans, to participate in Letters of Credit and to create or participate in Acceptances, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Working Capital Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

              "WORKING CAPITAL COMMITMENT PERIOD": the period from and including the Closing Date to the Scheduled Working Capital Termination Date; PROVIDED that with respect to Acceptances, the "Working Capital Commitment Period" shall be the period including the Closing Date to but not including the then applicable Acceptance Termination Date.

              "WORKING CAPITAL EXTENSIONS OF CREDIT": as to any Working Capital Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Working Capital Loans held by such Lender then outstanding, (b) such Lender's Working Capital Percentage of the L/C Obligations then outstanding and (c) such Lender's Working Capital Percentage of the Acceptance Obligations then outstanding.

              "WORKING CAPITAL FACILITY": the Working Capital Commitments and the Working Capital Extensions of Credit.

              "WORKING CAPITAL LENDER": each Lender that has a Working Capital Commitment or that holds Working Capital Loans.

              "WORKING CAPITAL LOANS": as defined in Section 2.4(a).

              "WORKING CAPITAL PERCENTAGE": as to any Working Capital Lender at any time, the percentage which such Lender's Working Capital Commitment then constitutes of the Total Working Capital Commitments (or, at any time after the Working Capital Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Working Capital Extensions of Credit then outstanding constitutes of the Total Working Capital Extensions of Credit at such time).

              "WORKING CAPITAL TERMINATION DATE": the earlier of (a) the Scheduled Working Capital Termination Date and (b) the date on which the Working Capital Loans shall be paid in full and the Working Capital Commitments terminated.

              1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

              (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, and
(ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

              (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              (e) Section headings are for ease of reference only, and shall not be used in the interpretation of this Agreement.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

              2.1 364-DAY COMMITMENTS. Subject to the terms and conditions hereof, each 364-Day Lender severally agrees to make loans ("364-DAY LOANS") to the Borrower from time to time during the 364-Day Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's 364-Day Commitment. During the 364-Day Commitment Period the Borrower may use the 364-Day Commitments by borrowing, prepaying the 364-Day Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The 364-Day Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

              2.2 PROCEDURE FOR 364-DAY LOAN BORROWING. (a) The Borrower may borrow under the 364-Day Commitments during the 364-Day Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent
(a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) prior to 10:00 a.m., New York City time, the same Business Day as the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of 364-Day Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each Eurodollar Tranche and the respective lengths of the initial Interest Periods therefor. Any 364-Day Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the 364-Day Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a $1,000,000 multiple (or, if the then aggregate Available 364-Day Commitments are less than $1,000,000 such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each 364-Day Lender thereof. Each 364-Day Lender will make the amount of its PRO RATA share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will, as soon as practicable, be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the 364-Day Lenders and in like funds as received by the Administrative Agent.

              (b) Any amount outstanding as of the 364-Day Termination Date shall be repaid as set forth in Section 2.3.

              2.3 REPAYMENT OF 364-DAY LOANS. The 364-Day Loan of each 364-Day Lender shall mature and be payable in 4 consecutive annual installments, commencing on March 19, 2001, each of which shall be in an amount equal to such Lender's 364-Day Percentage of the amount equal to the percentage set forth below opposite such installment of the aggregate amount of the 364-Day Loans outstanding as of the 364-Day Termination Date (as each such installment may have been reduced by application of prepayments thereto pursuant to Sections 2.8 and 2.9):

              INSTALLMENT               PERCENTAGE OF  PRINCIPAL AMOUNT
              -----------               -------------------------------

              March 19, 2001                               15%
              March 19, 2002                               20%
              March 19, 2003                               25%
              March 19, 2004                               40%

              2.4 WORKING CAPITAL COMMITMENTS. (a) Subject to the terms and conditions hereof, each Working Capital Lender severally agrees to make working capital loans ("WORKING CAPITAL LOANS") to the Borrower from time to time during the Working Capital Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Working Capital Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the Acceptance Obligations, does not exceed the amount of such Lender's Working Capital Commitment. Notwithstanding the above, in no event shall any Working Capital Loan be made, Letter of Credit be issued or Acceptance be created, if, after giving effect to such making, issuance or creation and the use of proceeds thereof as irrevocably directed by the Borrower, the Total Working Capital Extensions of Credit would exceed the greater of (A)
$30,000,000 and (B) the sum of 80% of the aggregate amount of all Eligible Accounts and 50% of the aggregate amount of all Eligible Inventory as of the date of the most recent certificate furnished to the Administrative Agent pursuant to Section 5.1(k) or Section 6.2(g) (such greater amount, the "Borrowing Base"). During the Working Capital Commitment Period the Borrower may use the Working Capital Commitments by borrowing, prepaying the Working Capital Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Working Capital Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

              (b) The Borrower shall repay all outstanding Working Capital Loans on the Scheduled Working Capital Termination Date.

              2.5 PROCEDURE FOR WORKING CAPITAL LOAN BORROWING. The Borrower may borrow under the Working Capital Facility during the Working Capital Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) prior to 10:00 a.m., New York City time the same Business Day as the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Working Capital Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each Eurodollar Tranche and the respective lengths of the initial Interest Periods therefor. Any Working Capital Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Working Capital Commitments shall be in an amount equal to (x) in the case of ABR Loans, $250,000 or a whole multiple thereof (or, if the then aggregate Available Working Capital Commitments are less than $250,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Working Capital Lender thereof. Each Working Capital Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will, as soon as practicable, be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Working Capital Lenders and in like funds as received by the Administrative Agent.

              2.6 COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Working Capital Lender a commitment fee for the period from and including the Closing Date to the last day of the Working Capital Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Working Capital Commitment of such Lender during the period for which payment is made, payable quarterly in arrears at the rates set forth in the Pricing Grid on Annex A; PROVIDED, HOWEVER, that if the applicable Commitment Fee Rate changes during such period for which payment is made, the commitment fee shall be calculated by applying the applicable Commitment Fee Rate to the average daily amount of the Available Working Capital Commitment during the portion of such period during which such Commitment Fee Rate was in effect.

              (b) The Borrower agrees to pay to the Administrative Agent for the account of each 364-Day Lender a commitment fee for the period from and including the Closing Date to the last day of the 364-Day Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available 364-Day Commitment of such Lender during the period for which payment is made, payable quarterly in arrears at the rates set forth in the Pricing Grid on Annex A; provided, however, that if the applicable Commitment Fee Rate changes during such period for which payment is made, the commitment fee shall be calculated by applying the applicable Commitment Fee Rate to the average daily amount of the Available 364-Day Commitment during the portion of such period during which such Commitment Fee Rate was in effect.

              (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

              2.7 TERMINATION OR REDUCTION OF COMMITMENTS. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Working Capital Commitments or, from time to time, to reduce the amount of the Working Capital Commitments; PROVIDED that no such termination or reduction of Working Capital Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Working Capital Loans made on the effective date thereof, the Total Working Capital Extensions of Credit would exceed the Total Working Capital Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Working Capital Commitments then in effect.

              (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the 364-Day Commitments or, from time to time, to reduce the amount of the 364-Day Commitments; PROVIDED that no such termination or reduction of 364-Day Commitments shall be permitted if, after giving effect thereto and to any prepayments of the 364-Day Loans made on the effective date thereof, the aggregate principal amount of 364-Day Loans then outstanding would exceed the Total 364-Day Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the 364-Day Commitments then in effect.

              2.8 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment, whether such prepayment is under the Working Capital Facility or the 364 Day Facility and whether the prepayment is of Eurodollar Loans or ABR Loans; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18(c). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Working Capital Loans that are ABR Loans and, during the 364-Day Commitment Period, 364-Day Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of at least $1,000,000 in the case of 364-Day Loans or at least $250,000 in the case of Working Capital Loans. Optional prepayments with respect to the 364-Day Facility made after the 364-Day Termination Date shall be applied first to the remaining balance of the next scheduled principal installment of the 364-Day Loans and then to the remaining installments of the 364-Day Loans on a PRO RATA basis, and may not be reborrowed.

              2.9 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS.

              (a) Unless the Required Prepayment Lenders under the 364-Day Facility shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Recovery Event or Subsidiary Stock Event that, when added to the aggregate amount of such Net Cash Proceeds prior thereto in the same fiscal year of the Borrower, exceed $20,000,000, then, unless a Reinvestment Notice shall be delivered in respect thereof, 75% of the amount by which such aggregate Net Cash Proceeds received during such fiscal year exceed $20,000,000 shall be applied on such date toward the prepayment of the 364-Day Loans and the reduction of the 364-Day Commitments as set forth in Section 2.9(b); PROVIDED, that on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the 364-Day Loans and the reduction of the 364-Day Commitments as set forth in
Section 2.9(b), and PROVIDED, FURTHER, in the case of any such required prepayment in respect of which a Reinvestment Notice has not been delivered, such prepayment may be made on a date subsequent to the date of receipt of such Net Cash Proceeds chosen by the Borrower to coincide with the end of one or more Interest Periods so long as such later date is not more than six months after such date of receipt of such Net Cash Proceeds.

              (b) Prior to the 364-Day Termination Date, the Total 364-Day Commitments shall automatically be permanently reduced by the amount required to be applied to prepayments and 364-Day Commitment reductions pursuant to Section 2.9(a). After the 364-Day Termination Date, prepayments required by Section 2.9(a) shall be applied first to the remaining balance of the next scheduled principal installment of the 364-Day Loans and then to the remaining installments of the 364-Day Loans on a pro rata basis, and may not be reborrowed.

              (c) Unless the Required Prepayment Lenders under the Working Capital Facility shall agree otherwise, if on any date the Total Working Capital Extensions of Credit exceeds the Borrowing Base then in effect as of the date of the most recent certificate furnished to the Administrative Agent pursuant to
Section 5.1(k) or Section 6.2(g), the Working Capital Loans shall be repaid on such date, and obligations in respect of Acceptances and Letters of Credit shall be replaced or cash collateralized on such date as set forth below, to the extent that the Total Working Capital Extensions of Credit exceeds such Borrowing Base. If the aggregate principal amount of Working Capital Loans outstanding on the date of any such required prepayment is less than the amount of the excess of the Total Working Capital Extensions of Credit over such Borrowing Base (because L/C Obligations and Acceptance Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit, in respect of outstanding L/C Obligations and Acceptance Obligations, an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

              (d) The Borrower shall borrow and repay Working Capital Loans, cause Acceptance Obligations to be created and repaid, and cause Letters of Credit to be issued and expire, in such a way so that for at least 30 consecutive days annually during the period beginning November 1 and ending on March 31 the Total Working Capital Extensions of Credit do not exceed $30,000,000 for such 30-day period.

              (e) Each prepayment of the Loans under Section 2.9 (except in the case of Working Capital Loans that are ABR Loans and, during the 364-Day Commitment Period, 364-Day Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

              2.10 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

              (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

              2.11 LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than twenty-five Eurodollar Tranches shall be outstanding at any one time. If practicable, the Borrower shall select Interest Periods so as not to require a principal payment with respect to any Eurodollar Loan during an Interest Period for such Loan.

              2.12 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin in effect from time to time.

              (b) Each ABR Loan shall bear interest for each day at a rate per annum equal to the ABR plus the Applicable Margin in effect from time to time.

              (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, without limiting the rights of the Lenders under Section 8, bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (b) of the Section 2.12.

              (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section
2.12 shall be payable from time to time on demand.

              2.13 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

              2.14 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

              (a) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

              (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period with respect to each such Loan, to ABR Loans. The Administrative Agent shall withdraw such notice promptly after it receives conclusive notice that the conditions giving rise to the delivery of such notice cease to exist. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

              2.15 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made PRO RATA according to the respective 364-Day Percentages or Working Capital Percentages, as the case may be, of the relevant Lenders.

              (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the 364-Day Loans shall be made PRO RATA according to the respective outstanding principal amounts of the 364-Day Loans then held by the 364-Day Lenders.

              (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Working Capital Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Working Capital Loans then held by the Working Capital Lenders.

              (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

              (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

              (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower. Notwithstanding the provisions of Section 2.15(b) and (c), if, on any date on which amounts are payable or past due under both Facilities, the aggregate amount of payments received on such date is insufficient to pay all such amounts in full, such payments shall be allocated among the 364-Day Lenders and the Working Capital Lenders PRO RATA according to the respective amounts then payable to them.

              2.16 CHANGE IN LAW. (a) If any Change in Law:

              (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application, any Acceptance or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (including any Eurocurrency Reserve Requirement) against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

              (iii) shall impose on such Lender any other condition;
         and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or creating or participating in Acceptances, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

              (b) If any Lender shall have determined that any Change in Law regarding capital adequacy shall have the effect of reducing the rate of return on capital of such Lender (or any corporation controlling such Lender) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit or Acceptance to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for the portion of such reduction which is reasonably allocable to this Agreement; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and PROVIDED FURTHER that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect.

              (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error, PROVIDED, HOWEVER, that such certificate shall be accompanied by a statement in reasonable detail of the calculation of such amounts and the assumptions used in making such calculations. In determining such amounts, such Lender may use any reasonable averaging and attribution methods; PROVIDED, that such Lender shall use commercially reasonable efforts to make such calculation on a basis consistent with such Lender's treatment of similarly situated customers. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              2.17 TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this

Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

              (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

              (d) Each Lender (or Transferee) that is not a United States person as defined in Section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from (if possible), or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

              (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

              (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              2.18 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may (to the extent such losses and expenses are actually incurred) include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) OVER (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in absence of manifest error and shall be accompanied by a statement in reasonable detail of losses and expenses incurred, the assumptions used in calculating the amount thereof, and the assumptions used in making such calculations. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              2.19 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to take actions (including, without limitation, designating another lending office for any Loans affected by such event) with the object of avoiding the consequences of such event; PROVIDED, that such action is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

              2.20 REPLACEMENT OF LENDERS. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

              2.21 INCREASE OF COMMITMENTS. (a) The Borrower may from time to time during the 364-Day Commitment Period, in the case of the 364-Day Commitments, and the Working Capital Commitment Period, in the case of the Working Capital Commitments, by notice to the Administrative Agent, request that either or both of the 364-Day Commitments and the Working Capital Commitments be increased by an aggregate amount that is not less than $5,000,000 and will not result in an increase in the aggregate amount of the Commitments for all Lenders in excess of $50,000,000 under both Facilities after giving effect thereto, PROVIDED that such increase may not be requested or become effective at any time that a Default or Event of Default exists. Upon receipt of such notice, the Administrative Agent will request the agreement of one or more existing or new Lenders to increase or, in the case of new Lenders, provide, its or their applicable Commitments in an aggregate amount equal to the increase so requested by such Borrower. No Lender shall have any obligation to agree to any increase of its commitments, and may decline any such request in its sole discretion.

              (b) If one or more existing or new Lenders shall have agreed to increase or provide its or their applicable Commitments pursuant to a request made as described in the foregoing clause (a) in an aggregate amount not less than $5,000,000, such increases and such new Commitments shall become effective on a date mutually agreed upon among the Administrative Agent, the Borrower and the Lenders providing such increase and/or such new Commitments and shall be implemented pursuant to documentation consistent herewith and otherwise in form and substance reasonably satisfactory to the Administrative Agent, providing, among other things, for adjustments to cause the 364-Day Loans and the Working Capital Loans of each Lender to correspond ratably to their respective 364-Day Percentages and Working Capital Percentages, as applicable, after giving effect to such increase (including, without limitation, by providing for prepaying and reborrowing all then outstanding Loans of the affected Facility).


                  SECTION 3. LETTERS OF CREDIT AND ACCEPTANCES

              3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Working Capital Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Working Capital Commitment Period in such form as may be approved from time to time by the Issuing Lender; PROVIDED that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) Section 2.4 would be violated or (ii) the aggregate amount of the Available Working Capital Commitments would be less than zero. Letters of Credit may be Commercial L/Cs or Standby L/Cs. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Scheduled Working Capital Termination Date, PROVIDED that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

              (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

              (c) The letters of credit issued under the Existing Credit Agreement and listed on Schedule 3.1 hereto shall, effective as of the Closing Date, be deemed for all purposes to be Letters of Credit issued hereunder.

              3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

              3.3 FEES AND OTHER CHARGES. (a) In lieu of any letter of credit commissions and fees provided for in any Application relating to Standby L/Cs (other than standard administrative, issuance, amendment and negotiation fees), the Borrower agrees to pay the Administrative Agent, for the PRO RATA account of the Working Capital Lenders, with respect to each Standby L/C, a Standby L/C fee on the undrawn amount thereof for each day that such Standby L/C is outstanding calculated at a rate per annum equal to the Applicable Margin for Eurodollar Loans in effect for each such date, less 0.125%.

              (b) In lieu of any letter of credit commissions and fees provided for in any Application relating to Commercial L/Cs (other than standard administrative, issuance, amendment and negotiation fees), the Borrower agrees to pay the Administrative Agent, for the PRO RATA account of the Working Capital Lenders, with respect to each Commercial L/C, a Commercial L/C fee on the undrawn amount thereof for each day that such Commercial L/C is outstanding calculated at a rate per annum equal to 0.50%.

              (c) In addition, the Borrower shall pay to the Administrative Agent for the account of the Issuing Lender a fronting fee in respect of each Letter of Credit of 0.125% per annum on the undrawn amount thereof for each day that such Letter of Credit is outstanding. All fees described in clauses (a),
(b) and (c) of this Section 3.3 shall be payable in arrears on the last day of each March, June, September and December and on the Working Capital Termination Date.

              (d) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

              (e) In connection with any payment of fees, costs and expenses pursuant to this subsection 3.3, the Administrative Agent agrees to provide to the Borrower a statement of any such fees, costs and expenses so incurred; PROVIDED that the failure by the Administrative Agent to provide the Borrower with any such invoice shall not relieve the Borrower of its obligation to pay such fees, costs and expenses.

              3.4 L/C PARTICIPATIONS. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Working Capital Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Working Capital Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

              (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Working Capital Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

              (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

              3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (to the extent not duplicative of taxes, fees, charges and other costs and expenses charged to the Borrower pursuant to Section 3.3(d)). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of notification of the applicable drawing, Section 2.12(b) and (ii) thereafter, Section 2.12(c).

              3.6 OBLIGATIONS ABSOLUTE. Without limiting any right of the Borrower to pursue any claims it may have against the Issuing Lender for breach of its obligations hereunder or under applicable law, the Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's L/C Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

              3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof (it being agreed that the Issuing Lender will use commercially reasonable efforts to give such notice not later than the Business Day following such presentation, but failure to do so shall not affect the obligations of the Borrower in respect thereof under this Section). Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Working Capital loans) on the same business day. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

              3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

              3.9 ACCEPTANCES. (a) Subject to the terms and conditions hereof, the Accepting Bank, in reliance on the agreements of the other Lenders set forth in Section 3.11(a), agrees to create acceptances (the "ACCEPTANCES") in respect of Drafts drawn on the Accepting Bank by the Borrower and discounted by the Accepting Bank for the account of the Borrower on any Business Day during the Working Capital Commitment Period; PROVIDED that the Accepting Bank shall have no obligation to create any Acceptance, if (i) Section 2.4 would be violated thereby or (ii) the aggregate amount of the Available Working Capital Commitments would be less than zero. Concurrently with the creation of each Acceptance, the Borrower requests that the Accepting Bank discount each related Draft pursuant to Section 3.12.

              (b) The Accepting Bank shall not at any time be obligated to create an Acceptance hereunder if such creation would conflict with, or cause the Accepting Bank or any Acceptance Participant to exceed any limits imposed by, any applicable Requirement of Law or if such Acceptance does not comply with applicable requirements of Section 13 of the Federal Reserve Act or the regulations of the Board governing the creation and discounting of, and the maintenance of reserves with respect to, bankers' acceptances.

              3.10 PROCEDURE FOR CREATION OF ACCEPTANCES. (a) The Borrower may from time to time request the creation of Acceptances hereunder by delivering to the Accepting Bank at its address for notices specified herein on any Business Day (i) an Acceptance Request, completed to the satisfaction of the Accepting Bank and specifying, among other things, the date (which must be a Business
Day), maturity and amount of the Draft to be accepted, (ii) to the extent not theretofore supplied to the Accepting Bank in accordance with Section 3.20, a Draft to be drawn on the Accepting Bank, appropriately completed in accordance with this Section 3.10 and (iii) such other certificates, documents and other papers and information as the Accepting Bank may reasonably request.

              (b) Each Draft submitted by the Borrower for acceptance hereunder shall be denominated in Dollars, shall be dated the date of acceptance of such Draft by the Accepting Bank and shall be stated to mature on a Business Day not fewer than 30 nor more than 180 days after the date thereof and, in any event, not more than 90 days after the anticipated date of shipment specified in the relevant Acceptance Request. No Acceptance created hereunder shall (i) be created more than 30 days after the date of any shipments of goods to which such Acceptance relates, (ii) have a tenor in excess of the period of time which is usual and reasonably necessary to finance transactions of a similar character,
(iii) be in a face amount of less than $500,000 or (iv) be in a face amount which, when taken together with all other Acceptances and other financings relating to the shipment of goods to which such Acceptance relates, exceeds the fair market value of such shipment.

              (c) Subject to Section 3.10(d), not later than the close of business at its address for notices specified herein on the Business Day specified in an Acceptance Request, and upon fulfillment of the applicable conditions set forth in Section 5, the Accepting Bank shall, in accordance with such Acceptance Request, (i) complete the date, amount and maturity of each Draft presented for acceptance (to the extent not completed by the Borrower),
(ii) accept such Drafts and (iii) upon such acceptance, discount such Acceptances in accordance with Section 3.12.

              (d) The acceptance and discounting of Drafts by the Accepting Bank hereunder shall at all times be in the sole and absolute discretion of the Accepting Bank.

              3.11 ACCEPTANCE PARTICIPATIONS. (a) Effective in the case of each Acceptance created by the Accepting Bank as of the date of the creation thereof, the Accepting Bank agrees to allot and does allot, to itself and each other Acceptance Participant, and each Acceptance Participant severally and irrevocably agrees to take and does take in such Acceptance for such Acceptance Participant's own account and risk, an undivided interest equal to such Acceptance Participant's Working Capital Percentage in the Accepting Bank's obligations and rights under each Acceptance created hereunder and the face amount of each Acceptance created by the Accepting Bank. In the event that the Accepting Bank is not reimbursed in full by the Borrower for the face amount of any Acceptance in accordance with the terms of this Agreement, the Accepting Bank will promptly notify each Acceptance Participant through the Administrative Agent. Forthwith, upon its receipt of any such notice, each Acceptance Participant will transfer to the Accepting Bank, in immediately available funds, an amount equal to such Acceptance Participant's Working Capital Percentage of the face amount of such Acceptance, or any part thereof, which is not so reimbursed.

              (b) If any amount required to be paid by any Acceptance Participant to the Accepting Bank pursuant to Section 3.11(a) in respect of any unreimbursed portion of any payment made by the Accepting Bank under any Acceptance is paid to the Accepting Bank after the date such payment is due but within three Business Days after the date such payment is due, such Acceptance Participant shall pay to the Accepting Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Accepting Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Acceptance Participant pursuant to Section 3.11(a) is not in fact made available to the Accepting Bank by such Acceptance Participant within three Business Days after the date such payment is due, the Accepting Bank shall be entitled to recover from such Acceptance Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Accepting Bank submitted to any Acceptance Participant with respect to any amounts owing under this section shall be conclusive in the absence of manifest error.

              (c) Whenever, at any time after the Accepting Bank has made a payment under any Acceptance and has received from any Acceptance Participant its PRO RATA share of such payment in accordance with Section 3.11(a), the Accepting Bank receives any payment on account of such Acceptance, the Accepting Bank will distribute to such Acceptance Participant through the Administrative Agent its PRO RATA share thereof in like funds as received; PROVIDED, HOWEVER, that in the event that any such payment received by the Accepting Bank is required to be returned, such Acceptance Participant will return to the Accepting Bank, through the Administrative Agent, the portion thereof previously distributed by the Accepting Bank to it in like funds as such payment is required to be returned by the Accepting Bank.

              3.12 DISCOUNT OF ACCEPTANCES. (a) The Accepting Bank agrees, on the terms and conditions of this Agreement, that on any date on which it creates an Acceptance hereunder, the Accepting Bank will discount such Acceptance at the Acceptance Rate, by making available to the Borrower an amount in immediately available funds equal to the face amount of each Acceptance created by the Accepting Bank on such date less such discount and notify the Administrative Agent that such Draft has been accepted and discounted by the Accepting Bank. The Accepting Bank will then pay to the Administrative Agent for the account of the Borrower an amount equal to the proceeds of such discounted Draft.

              (b) Within three Business Days after any Acceptance is discounted pursuant to Section 3.12(a), the Accepting Bank shall pay to each Acceptance Participant an amount equal to such Acceptance Participant's Working Capital Percentage of the amount equal to (i) the face amount of such Acceptance less
(ii) the sum of (x) the amount of proceeds paid in respect of the Draft relating to such Acceptance and (y) .125% per annum on the face amount of such Acceptance for the term thereof. The Accepting Bank shall retain an acceptance fee in respect of each Acceptance calculated at the rate of 0.125% per annum on the face amount of such Acceptance for the term thereof.

              3.13 MANDATORY PREPAYMENT. (a) In the event that (i) there is a Change in Law to the effect that any Acceptance or any bankers' acceptances created in connection with a substantially similar facility (whether or not the Borrower or any Lender is directly involved as a party) is or, in the case of an already discounted Acceptance, becomes ineligible for reserve-free treatment under Section 13 of the Federal Reserve Act or any other regulation or rule of the Board and, as a result, any Lender maintains additional reserves, or (ii) any legal or regulatory restriction is imposed on any Lender (including, without limitation, any change in acceptance limits imposed on any Lender) which limits or prevents such Lender from creating or participating in bankers' acceptances or otherwise performing its obligations in respect of the Acceptances, then, with the consent of the Required Lenders, the Administrative Agent may, or upon the direction of the Majority Working Capital Facility Lenders, the Administrative Agent shall, by notice to the Borrower in accordance with Section 10.2, demand prepayment of the affected Acceptances, in the case of clause (i) above, and all outstanding Acceptances, in the case of clause (ii) above, and the Accepting Bank shall have no further obligation to accept or discount Drafts hereunder, PROVIDED, HOWEVER, that neither the Administrative Agent nor the Majority Working Capital Facility Lenders shall be able to demand prepayment of Acceptances or terminate their respective obligations to accept or discount Drafts unless the Majority Working Capital Facility Lenders shall have determined in good faith that there are no actions reasonably available to them that could be taken by them to avoid the effect of such Change in Law, including, without limitation, demanding reimbursement for any increase in costs as a result of such Change in Law pursuant to Section 3.15, and that would not in the opinion of the Majority Working Capital Facility Lenders be prejudicial to them. Prior to any such prepayment, the Administrative Agent shall, to the extent permitted by applicable law and to the extent it has actual knowledge of any such event, give the Borrower reasonable notice of any event of the type described in the preceding clause (i) or (ii). The Borrower agrees that it shall, within two Business Days of its receipt of a notice of mandatory prepayment of the Acceptances, prepay all Acceptance Obligations in accordance with the provisions of Section 3.13(b).

              (b) Any prepayment of any Acceptance Obligation permitted to be made pursuant hereto shall be made to the Accepting Bank and shall be in an amount equal to the face amount of such Acceptance MINUS a prepayment discount calculated by the Accepting Bank in accordance with its customary practice for similar Acceptances and communicated to the Borrower; PROVIDED that, in the event that the Borrower fails to make such prepayment as provided in this
Section 3.13(b), such Acceptance Obligation shall, subject to compliance with the conditions therefor set forth in Section 5, be automatically converted into Working Capital Loans in the amount of such prepayment. The Borrowing Date with respect to such borrowing shall be the date of such prepayment.

              (c) Except as otherwise provided herein, Acceptances may not be prepaid prior to maturity.

              3.14 PAYMENTS IN RESPECT OF ACCEPTANCES. The Borrower shall be obligated, and hereby unconditionally agrees, to reimburse the Accepting Bank on demand on the maturity date of each Acceptance or on such earlier date as the Acceptance Obligations in respect thereof shall become or shall have been declared due and payable in an amount equal to the face amount of such Acceptance or, in the case of a prepayment under Section 3.13, MINUS a prepayment discount calculated as set forth in Section 3.13(b). Each such payment shall be made to the Accepting Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this section from the date such amounts became payable until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

              3.15 ACCEPTANCE RESERVES. (a) If (i) any Change in Law shall either (a) impose, modify or deem or make applicable any reserve, special deposit, assessment or similar requirement against bankers' acceptances created by the Accepting Bank or (b) impose on the Accepting Bank any other condition regarding this Agreement or any Acceptance, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to the Accepting Bank of creating or maintaining any Acceptance (which increase in cost shall be the result of the Accepting Bank's reasonable allocation of the aggregate of such cost increases resulting from such events) or (ii) if any Acceptance created hereunder shall not be "eligible" under the applicable regulations of the Board or any successor, governing bankers' acceptances, then from time to time following notice by the Accepting Bank to the Borrower, within 15 days after demand by the Accepting Bank, the Borrower shall pay to the Accepting Bank, as specified by the Accepting Bank, additional amounts which shall be sufficient to compensate the Accepting Bank for any increased cost attributable thereto, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin for ABR Loans. A certificate submitted by the Accepting Bank to the Borrower concurrently with any such demand by the Accepting Bank, shall be conclusive, absent manifest error, as to the amount thereof; such certificate shall be accompanied by a statement setting forth in reasonable detail the calculation of such amounts and the assumptions used in making such calculations.

              (b) In the event that at any time after the date hereof any Change in Law with respect to the Accepting Bank shall, in the Accepting Bank's opinion, require that any Acceptance be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Accepting Bank or any corporation controlling the Accepting Bank, and such Change in Law shall have the effect of reducing the rate of return on the Accepting Bank's or such corporation's capital, as the case may be, as a consequence of the Accepting Bank's obligations under such Acceptance to a level below that which the Accepting Bank or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Accepting Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Accepting Bank to be material, then from time to time following notice by the Accepting Bank to the Borrower of such Change in Law, within 15 days after demand by the Accepting Bank, the Borrower shall pay to the Accepting Bank such additional amount or amounts as will compensate the Accepting Bank or such corporation, as the case may be, for such reduction. If the Accepting Bank becomes entitled to claim any additional amounts pursuant to this Section 3.15(b), it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate submitted by the Accepting Bank to the Borrower concurrently with any such demand by the Accepting Bank, shall be conclusive, absent manifest error, as to the amount thereof; such certificate shall be accompanied by a statement setting forth in reasonable detail the calculation of such amounts and the assumptions used in making such calculations.

              (c) The Borrower agrees that the provisions of the foregoing paragraphs (a) and (b) and the provisions of each Acceptance providing for payment to the Accepting Bank in the event of the imposition or implementation of, or increase in, any reserve, special deposit, capital adequacy or similar requirement in respect of such Acceptance shall apply equally to each Acceptance Participant in respect of its undivided interest in such Acceptance, as if the references in such paragraphs and provisions referred to, where applicable, such Acceptance Participant or any corporation controlling such Acceptance Participant.

              3.16 FURTHER ASSURANCES. The Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Accepting Bank more fully to effect the purposes of this Agreement and the creation of Acceptances hereunder, and further agrees to execute any and all instruments reasonably requested by the Accepting Bank in connection with the obtaining and/or maintaining of any insurance coverage applicable to any Acceptances.

              3.17 OBLIGATIONS ABSOLUTE. The payment obligations of the Borrower under this Agreement with respect to Acceptances shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

              (a) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against any transferee of any Acceptance, the Accepting Bank, the Administrative Agent or any Lender, or any other Person, whether in connection with this Agreement, any Loan Document, the transactions contemplated herein, or any unrelated transaction;

              (b) any statement or any other document presented in connection with any Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

              (c) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or wilful misconduct on the part of the Accepting Bank.

              3.18 ASSIGNMENTS. No Acceptance Participant's participation in any Acceptance or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Acceptance Participant's Commitment in accordance with Section 10.6(c)) without the prior written consent of the Accepting Bank and the Borrower. Such consent may be given or withheld without the consent or agreement of any other Acceptance Participant. Notwithstanding the foregoing, an Acceptance Participant may subparticipate its undivided interest in any Acceptances without obtaining the prior written consent of the Accepting Bank or the Borrower.

              3.19 PARTICIPATIONS. Each Acceptance Participant's obligation to purchase participating interests pursuant to Section 3.11 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Acceptance Participant may have against the Accepting Bank, the Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of a Default or Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower; (d) any breach of this Agreement by the Borrower, the Administrative Agent or any other Lender or Acceptance Participant; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

              3.20 SUPPLY OF DRAFTS. To enable the Accepting Bank to create Acceptances in the manner specified in this Section 3 the Borrower may provide to the Accepting Bank, on the Closing Date and thereafter from time to time upon request of the Administrative Agent or the Accepting Bank, such number of blank Drafts conforming to the requirements hereof as the Administrative Agent or the Accepting Bank may reasonably request, each duly executed on behalf of the Borrower, and the Accepting Bank shall hold any such documents in safekeeping. The Borrower and the Accepting Bank hereby agree that in the event that any authorized signatory of the Borrower whose signature shall appear on any Draft shall cease to have such authority at the time that an Acceptance is to be created with respect thereto, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in full force and effect at the time of such creation.

              3.21 DELIVERY OF CERTAIN DOCUMENTATION. Upon request by the Administrative Agent or the Accepting Bank, the Borrower shall furnish to the Administrative Agent or the Accepting Bank (a) a copy of the contract of sale or any bill of lading, warehouse receipt, policy or certificate of insurance or other document covering or otherwise relating to each shipment of goods specified in the Acceptance Request relating to such Acceptance and (b) such other documents or information as the Accepting Bank or the Administrative Agent shall reasonably request with respect to the creation of such Acceptance.

              3.22 NOTICE. The Administrative Agent shall notify the Federal Reserve Bank of New York of the terms under which Acceptances may be made if requested or required to do so by such institution.

              3.23 USE OF PROCEEDS. The proceeds of the Acceptances shall be used solely to finance the purchase of inventory of the Borrower in transactions which fulfill the requirements of Section 13 of the Federal Reserve Act or the regulations of the Board governing the creation and discounting of, and the maintenance of reserves with respect to, bankers' acceptances.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

              To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, and to induce the Accepting Bank to create and the Acceptance Participants to participate in, the Acceptances, the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Lender, the Accepting Bank and each Lender that:

              4.1 FINANCIAL CONDITION. (a) The unaudited PRO FORMA capitalization table of the Borrower and its consolidated Subsidiaries as at January 2, 1999 (the "PRO FORMA CAPITALIZATION TABLE"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Capitalization Table has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a PRO FORMA basis the estimated capitalization of Borrower and its consolidated Subsidiaries as at January 2, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

              (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 28, 1996 and January 3, 1998, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLC present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at October 1, 1998, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its consolidated Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.

              4.2 NO CHANGE. Since January 3, 1998, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

              4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder, to have Letters of Credit issued for its account hereunder, and to have Acceptances created for its account hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement, the issuance of Letters of Credit for its account hereunder and the creation of Acceptances for its account hereunder. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the creation and discounting of Acceptances, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

              4.6 LITIGATION. Except as set forth in Schedule 4.9, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof, of any drawings under a Letter of Credit or of the creation and discounting of any Acceptance, or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

              4.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              4.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any material Lien except as permitted by Section 7.3.

              4.9 INTELLECTUAL PROPERTY. Except as set forth in Schedule 4.9 hereto, (a) the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) no material claim that could reasonably be expected to result in a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim; and (c) the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

              4.10 TAXES. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge except for Liens for immaterial amounts affecting assets other than any Collateral.

              4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans or any drawing under a Letter of Credit or the creation and discounting of any Acceptance will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR
Form U-1, as applicable, referred to in Regulation U.

              4.12 LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to have an Material Adverse Effect; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all material payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

              4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan and, to the knowledge of the Borrower, any Multiemployer Plan, has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent as a result of which the Borrower or any Commonly Controlled Entity has incurred or could reasonably be expected to incur a material liability.

              4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

              4.15 SUBSIDIARIES. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a)
Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

              4.16 USE OF PROCEEDS. (a) The proceeds of the 364-Day Loans shall be used for general corporate purposes including to finance permitted acquisitions and share repurchases and to refinance the outstanding obligations under the Existing Credit Agreement, (b) the proceeds of the Working Capital Loans shall be used to finance the working capital needs, Letters of Credit, Acceptances and for general corporate purposes of the Borrower and its Subsidiaries, (c) the Commercial L/Cs shall be issued, and drawn upon, in connection with the importation or exportation by the Borrower of goods in the ordinary course of business, (d) the Standby L/Cs shall be issued, and drawn upon, in respect of obligations of the Borrower or any of its Subsidiaries incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower or such Subsidiary is or proposes to become a party in the ordinary course of the Borrower's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds, (e) the Acceptances shall be used by the Borrower in the ordinary course of business in connection with the importation or exportation by the Borrower of goods and for other customary purposes in the ordinary course of business.

              4.17 ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

              (a) to the knowledge of the Borrower after due inquiry (but subject to the qualification set forth below) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any applicable Environmental Law;

              (b) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

              (c) to the knowledge of the Borrower after due inquiry (but subject to the qualification set forth below) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

              (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any applicable Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Properties or the Business;

              (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

              (f) the Properties and all operations at the Properties are in compliance, and to the knowledge of the Borrower after due inquiry (but subject to the qualification set forth below) have in the last five years been in compliance, with all applicable Environmental Laws, and to the knowledge of the Borrower after due inquiry (but subject to the qualification set forth below) there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the Business; and

              (g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

Notwithstanding the qualifications of the foregoing representations as the Borrower's knowledge in clauses (a), (c) and (f) above, in the event that a condition exists that would have resulted in an Event of Default pursuant to
Section 8(b) but for such qualification, such Event of Default shall be deemed to have occurred notwithstanding such qualification.

              4.18 ACCURACY OF INFORMATION, ETC. The statements and information contained in this Agreement, the other Loan Documents, the Confidential Information Memorandum (except, in the case of certain financial information contained therein, to the extent superseded by subsequent information delivered to the Lenders prior to the Closing Date) and any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, as of the date such statements and information were or are so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), were or are true and correct in all material respects. Any projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Loan Documents are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

              4.19 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement (i) referred to on
Schedule 2 of the Guarantee and Collateral Agreement and (ii) any items that become Pledged Stock after the Closing Date that constitute Certificated Securities (as defined in the Uniform Commercial Code) when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3, and subject, in the case of Proceeds, to the applicable limitations under Section 9-306 of the Uniform Commercial Code). In the case of the Pledged Stock of Department 56 Minnesota, LLC, and any items that become Pledged Stock after the Closing Date that constitute General Intangibles (as defined in the Uniform Commercial Code), when financing statements specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the Proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3, and subject, in the case of Proceeds to the applicable limitations under Section 9-306 of the Uniform Commercial Code). Schedule 4.19(a) specifies the locations in which to file the financing statements which may perfect a legal, valid and enforceable security interest granted under the Guarantee and Collateral Agreement in the Investment Property (as defined in the Guarantee and Collateral Agreement) pursuant to Sections 9-115 and 9-103(6)(f) of the Uniform Commercial Code.

              4.20 SOLVENCY. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

              4.21 YEAR 2000 MATTERS. Any material reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used by the Borrower and its Subsidiaries in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be substantially completed by June 30, 1999. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect.


                         SECTION 5. CONDITIONS PRECEDENT

              5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date of the following conditions precedent:

              (a) CREDIT AGREEMENT; GUARANTEE AND COLLATERAL AGREEMENT. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

              In the event that this Agreement has not been duly executed and delivered by each Person listed on Schedule 1.1A on the date scheduled to be the Closing Date, the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Commitments that would have been held by the Persons listed on Schedule 1.1A (the "Non-Executing Persons") which have not so executed and delivered this Agreement (subject to each such Designated Lender's consent and its execution and delivery of this Agreement). Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

              (b) PRO FORMA CAPITALIZATION TABLE; FINANCIAL STATEMENTS. The Lenders shall have received (i) the Pro Forma Capitalization Table of the Borrower adjusted to give effect to the consummation of the financings contemplated hereby as if such financings had occurred on the date of such Pro Forma Capitalization Table, (ii) audited consolidated financial statements of the Borrower for the 1996 and 1997 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

              (c) APPROVALS. All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

              (d) FEES. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

              (e) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

              (f) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                     (i) the legal opinion of Cleary, Gottlieb, Steen &
              Hamilton, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1; and

                     (ii) the legal opinion of David H. Weiser, General Counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2.

              (g) PLEDGED STOCK; STOCK POWERS. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

              (h) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

              (i) The Administrative Agent shall have received a copy of a satisfactory business plan for the Borrower and its Subsidiaries for the fiscal year 1999 through fiscal year 2003 and detailed written financial assumptions.

              (j) No governmental inquiries, injunctions or restraining orders shall then be pending or entered or any statute or rule proposed, enacted or promulgated which (i) would enjoin or otherwise would have a Material Adverse Effect on the Facilities or (ii) results or will result in a Material Adverse Effect.

              (k) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate substantially in the form of Exhibit D, dated the Closing Date, executed and delivered by a duly authorized officer of the Borrower.

              5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct on such earlier date.

              (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by, and each issuance of a Letter of Credit or creation of an Acceptance on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied (or waived in accordance with the terms of this Agreement).


                        SECTION 6. AFFIRMATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit or Acceptance Obligation remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

              6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent and each Lender:

              (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing;

              (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

              (c) as soon as practicable, and in any event within 40 days after the end of each calendar month of each year (or, in the case of December of each year, or March, June and September of each year, together with the financial statements referred to in Section 6.1(a) or 6.1(b) for the applicable period), the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such month and the related unaudited statements of income of the Borrower and its Subsidiaries for such month and for the portion of the fiscal year of the Borrower through such date, in the form and detail similar to those customarily prepared by the Borrower's management for internal use as in effect on or prior to the Closing Date and as furnished to the Administrative Agent on or prior to the Closing Date, setting forth in each case in comparative form the consolidated figures for the corresponding fiscal month of the previous year, certified by the chief financial officer, controller or treasurer of the Borrower as being fairly stated in all material respects;

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

              6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent and each Lender (or, in the case of clause (h), to the relevant Lender):

              (a) concurrently with the delivery of the consolidated financial statements referred to in Section 6.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default, except as specified in such letter;

              (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit B hereto (i) stating that, to the best of such officer's knowledge, each of the Borrower and its Subsidiaries has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Sections 7.1(a) through 7.1(c) (iii) if not specified in the financial statements delivered pursuant to Section 6.1, specifying the aggregate amount of interest paid or accrued by the Borrower and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and its Subsidiaries, during such accounting period and (iv) listing all Contingent Obligations of the type described in Section 7.3(a) and all Indebtedness (other than Indebtedness hereunder) in each case incurred since the date of the previous consolidated balance sheet of the Borrower delivered pursuant to Section 6.1(a) or (b);

              (c) concurrently with the financial statements referred to in Sections 6.1(a) and (b), a management summary describing and analyzing the performance of the Borrower and its Subsidiaries during the periods covered by such financial statements;

              (d) promptly upon receipt thereof, copies of all final reports submitted to the Borrower or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

              (e) not later than 60 days after the beginning of each fiscal year of the Borrower, a copy of the business plan for such fiscal year on a consolidated basis as adopted by the Board of Directors of the Borrower;

              (f) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or any of its Subsidiaries to its shareholders and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any Governmental Authority succeeding to any of its functions;

              (g) within 20 Business Days after the last day of each month, a fully completed certificate substantially in the form of Exhibit D with respect to Eligible Accounts and Eligible Inventory as of such last day of such month; and

              (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

              6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

              6.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

              6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, at such Lender's expense, to visit and inspect any of its properties and examine any of its books and records upon reasonable notice to the Borrower; PROVIDED, that, for so long as no Event of Default has occurred and is continuing, such requests and visitations (i) shall be coordinated through the Administrative Agent, and (ii) shall not interfere with or disrupt operations of the Borrower or its Subsidiaries, and (c) to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants at any reasonable time.

              6.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

              (a) the occurrence of any Default or Event of Default;

              (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

              (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought that if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

              (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

              6.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

              (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

              6.9 ADDITIONAL COLLATERAL, ETC. If, after the date hereof, any Material Subsidiary of the Borrower shall be formed, acquired or capitalized, promptly deliver to the Administrative Agent, as applicable, (A) a stock certificate or certificates evidencing all of the issued and outstanding shares of capital stock of such Subsidiary held by Borrower or its Subsidiary, together with undated stock powers covering each such certificate, duly executed in blank by the Borrower or the Subsidiary that directly owns such capital stock, (B) a supplement to the Guarantee and Collateral Agreement, executed by a duly authorized officer of the Borrower and such Subsidiary, pursuant to which the capital stock of any such Subsidiary acquired or created is pledged thereunder on the same terms as those provided in respect of pledges under the Guarantee and Collateral Agreement on the Closing Date and pursuant to which any such Subsidiary becomes a Subsidiary Guarantor thereunder on the same terms as those provided in respect of pledges under the Guarantee and Collateral Agreement on the Closing Date, pursuant to documentation satisfactory to the Administrative Agent, (C) legal opinions with respect to the pledge of stock from the General Counsel of the Borrower and/or such other counsel as are reasonably satisfactory to the Administrative Agent, PROVIDED that the scope of such opinions shall be no broader than the scope of the opinions of such counsel delivered on the Closing Date, and (D) such other certificates, resolutions and documents as the Administrative Agent may reasonably request; PROVIDED that if such Subsidiary is a Subsidiary more than 65% of the assets of which are securities of foreign companies (such determination to be made on the basis of fair market value) or such Subsidiary is a Foreign Subsidiary, only 65% of the stock of such Subsidiary shall be required to be pledged pursuant to this subsection; PROVIDED, FURTHER, that no such Subsidiary shall be required to become a Guarantor if it is a Foreign Subsidiary; and PROVIDED, FURTHER, that no such capital stock shall be required to be pledged pursuant hereto during any Positive Security Period. In addition, the Borrower shall from time to time promptly take all necessary actions in the foregoing clauses (A) through (D) with respect to Subsidiaries in order to comply with the definition of "Material Subsidiary."

              6.10 SECURITY EVENTS. If a Negative Security Event occurs during a Positive Security Period, as promptly as practicable after the occurrence of such Negative Security Event, and in any event on or before the Security Perfection Date in respect thereof, take or cause to be taken the following actions:

                 (i) take all actions required to grant a first priority perfected security interest in all Capital Stock held by the Borrower or any Material Subsidiary existing at such time that would have been required to be pledged pursuant to Section 6.9 had a Negative Security Period been in effect prior to the time of such Negative Security Event and had such Capital Stock been acquired after the Closing Date and thus been subject to such provisions, including all the actions described in such Section 6.9 with respect to all such Capital Stock; and

                 (ii) thereafter from time to time promptly take or cause to be taken all such further actions as shall be reasonably requested by the Administrative Agent in order to ensure that the provisions of the Guarantee and Collateral Agreement are satisfied and the representations and warranties therein with respect to the Collateral that would comprise such Capital Stock and other items included in the definition of Collateral in respect thereof are true and correct.

              6.11 YEAR 2000 MATTERS. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business, and the testing of all such systems and other equipment as so reprogrammed, is targeted to be completed by June 30, 1999, except for such failures to reprogram as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 would not reasonably be expected to result in a Default or an Event of Default or to have a "Material Adverse Effect."

                          SECTION 7. NEGATIVE COVENANTS

              Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit or Acceptance Obligation remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

              7.1 FINANCIAL CONDITION COVENANTS.

              (a) Consolidated Interest Coverage Ratio. At the last day of any fiscal quarter, permit the Consolidated Interest Coverage Ratio of the Borrower for the period of four consecutive fiscal quarters ending on such day to be less than 4.00 to 1.00.

              (b) Consolidated Leverage Ratio. At the last day of any fiscal quarter permit the Consolidated Leverage Ratio of the Borrower for the period of four consecutive fiscal quarters ending on such day to be more than 2.75 to 1.00.

              (c) Consolidated Net Worth. Permit Consolidated Net Worth at the last day of any fiscal quarter to be less than the greater of (i) $140,000,000, or (ii) 80% of Consolidated Net Worth for fiscal year ended January 4, 1999.

              7.2 INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

              (a) Indebtedness of any Loan Party pursuant to any Loan Document or under the Letters of Credit or the Acceptances;

              (b) Indebtedness of the Borrower to any Subsidiary Guarantor and any Consolidated Subsidiary Guarantor (or any other Subsidiary if such Indebtedness is subordinated to the Obligations on terms satisfactory to the Administrative Agent) to the Borrower or any other Subsidiary;

              (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Consolidated Subsidiary Guarantor;

              (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

              (e) additional Indebtedness of the Subsidiaries of the Borrower in an aggregate principal amount which when added to the Indebtedness permitted by Section 7.2(h) shall not exceed an amount equal to 20% of Consolidated Net Worth calculated as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) at any one time outstanding, so long as no Event of Default exists at the time of incurrence thereof;

              (f) unsecured Indebtedness of the Borrower so long as (i) the Borrower, after giving PRO FORMA effect as if such Indebtedness had been incurred on the first day of the most recently ended period of four consecutive fiscal quarters of the Borrower for which Section 6.1 financial statements have been delivered, would be in compliance with the financial covenants set forth in Section 7.1, (ii) at the time of incurrence thereof no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) the terms of such Indebtedness, viewed as a whole are no more favorable to the holders of such Indebtedness or burdensome on the Borrower or any Subsidiary than the terms of any Loan Document (other than interest rates which shall be at market rates), (iv) no principal payments on such Indebtedness are required to be made on or prior to the termination of this Facility and (v) such Indebtedness does not constitute Indebtedness described in clause (h) of the definition thereof.

              (g) unsecured Guarantee Obligations of the Subsidiaries of the Borrower in respect of Indebtedness permitted under Section 7.2(f), so long as such Guarantee Obligations are pari passu with (or have interests or rights that are inferior to pari passu with) the Guarantee Obligations under any Loan Document and so long as the terms of such Guarantee Obligations are no more favorable to the holders of such Indebtedness or burdensome on the Borrower or any Subsidiary than the terms of the Guarantee Obligations under any Loan Document.

              (h) Indebtedness secured by a Lien pursuant to Section 7.3(i) which when added to Indebtedness permitted under 7.2(e), shall not exceed an amount equal to 20% of Consolidated Net Worth calculated as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or
         (b) at any one time outstanding.

              (i) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(j) PROVIDED that the amount of such Indebtedness incurred in any fiscal year pursuant to this clause (i) after the Closing Date does not exceed an aggregate principal amount of the sum of (A) $5,000,000 and (B) the portion of the amount permitted to be incurred pursuant to this clause (i) in the fiscal years prior to such fiscal year to the extent not utilized to incur Indebtedness pursuant to this clause (i) in any other fiscal year prior to such current fiscal year;

              7.3 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, custom's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits (i) to secure Permitted Acquisitions so long as the aggregate amount of any deposits at any time outstanding does not exceed $3,000,000 and (ii) to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g)  Liens created pursuant to the Security Documents;

                  (h) Liens arising in the course of the Borrower conducting ordinary commercial banking transactions, including repurchase agreements;

                  (i) additional Liens securing Indebtedness (including, without limitation, Capital Lease Obligations) of the Borrower and its Subsidiaries which when added to Indebtedness permitted under Section 7.2(e) shall not exceed an amount equal to 20% of Consolidated Net Worth calculated as of the end of the most recently completed fiscal quarter for which financial statements pursuant to Sections 6.1(a) and 6.1(b) have been delivered at any one time outstanding, so long as (i) no such Lien encumbers any Collateral and (ii) no Event of Default exists at the time of the creation or incurrence of such Lien or would result therefrom; and

                  (j) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(i) to finance the acquisition of fixed or capital assets constituting plant, property or equipment, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

PROVIDED, that, notwithstanding the foregoing, in no event shall any Lien be created, incurred, assumed or suffered to exist that covers or affects any Capital Stock or related asset or interest that would be Collateral if a Negative Security Event were in effect and such item were subject to the Guarantee and Collateral Agreement.

              7.4 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

              (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any Consolidated Subsidiary Guarantor (PROVIDED that the Consolidated Subsidiary Guarantor shall be the continuing or surviving corporation);

              (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Consolidated Subsidiary Guarantor;

              (c) the Borrower and its Subsidiaries may Dispose of any or all of its or their assets in a transaction satisfying the requirements of
         Section 7.5; and

              (d) the Subsidiaries of the Borrower may enter into any merger, consolidation or acquisition transaction meeting the requirements of
         Section 7.7(g).

              7.5 DISPOSITION OF PROPERTY. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

              (a) the Disposition of obsolete or worn out property in the ordinary course of business;

              (b) the sale of inventory in the ordinary course of business;

              (c) Dispositions permitted by Section 7.4(b);

              (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Consolidated Subsidiary Guarantor and, in the event that the Borrower or such Consolidated Subsidiary Guarantor does not own all of the applicable class of such Capital Stock, to any minority holder of such Capital Stock on a pro rata basis based on the interests of such holders immediately prior thereto; and

              (e) Subsidiary Stock Events and Dispositions of any other property (including, without limitation, Collateral) having a fair market value not to exceed $100,000,000 in the aggregate cumulatively after the Closing Date.

              7.6 RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

              (a) any Subsidiary may make Restricted Payments (i) to the Borrower or any Consolidated Subsidiary Guarantor and in the event that, the Borrower or such Consolidated Subsidiary Guarantor does not own all of the applicable Class of the Capital Stock in respect of which such Restricted Payment is made, to the minority holders of such Capital Stock, so long as such Restricted Payments shall be made pro rata based on the interests of such holders immediately prior thereto, or (ii) to any other Subsidiary and in the event that such Subsidiary does not own all of the applicable class of the Capital Stock in respect of which such Restricted Payment is made, to the minority holders of such Capital Stock, so long as such Restricted Payments shall be made pro rata based on the interests of such holders immediately prior thereto, and so long as such Restricted Payments received by such Subsidiary are, immediately upon receipt thereof, made as Restricted Payments to the Borrower or any Consolidated Subsidiary Guarantor in accordance with clause (i) above; and

              (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends and redeem or repurchase its Capital Stock if, after giving effect thereto, it would be in compliance with the financial covenants set forth in Section 7.1, on a pro forma basis as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b).

              7.7 INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "INVESTMENTS"), except:

              (a) extensions of trade credit in the ordinary course of business;

              (b) investments in Cash Equivalents;

              (c) Guarantee Obligations permitted by Section 7.2 and the advances permitted by 7.2(b);

              (d) loans and advances to employees and sales representatives of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary of the Borrower not to exceed $1,000,000 at any one time outstanding;

              (e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

              (f) Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to and after such investment, is a Consolidated Subsidiary Guarantor; and

              (g) the Borrower or any Subsidiary may make Permitted Acquisitions, and may create Subsidiaries to own, directly or indirectly, the property acquired thereby; provided that (i) any acquisition of Capital Stock results in the issuer thereof becoming a Subsidiary (ii) any Material Subsidiary created or acquired in connection therewith shall become a Subsidiary Guarantor and the requirements of Section 6.9 shall be satisfied prior to or concurrently with the consummation of such Permitted Acquisition, (iii) no Permitted Acquisition shall be consummated unless, after giving pro forma effect thereto as if such Permitted Acquisition had been made (and the related Indebtedness incurred or assumed) on the first day of the most recent period of four consecutive fiscal quarters ending prior thereto for which financial statements have been delivered pursuant to Section 6.1(a) or (b), the Borrower and its Subsidiaries would have a Consolidated Leverage Ratio of less than or equal to 2.50:1.00 and a Consolidated Interest Coverage Ratio of greater than or equal to 4.25:1.00 during such period (as demonstrated, in the case of any Permitted Acquisition the aggregate consideration for which exceeds $10,000,000, by delivery to the Administrative Agent of a certificate to such effect showing such calculation in reasonable detail), (iv) no Default or Event of Default exists at the time thereof or would result therefrom, and (v) such acquisition has not been opposed, or has been approved, prior to the consummation thereof, by a majority of the board of directors of the entity being acquired; and

              (h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed, at any time, $10,000,000 plus 10% of the Consolidated Net Worth calculated as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Sections 6.1(a) and 6.1(b).

              7.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Consolidated Subsidiary Guarantor) unless such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

              7.9 CHANGES IN FISCAL PERIODS. For financial reporting purposes, permit the fiscal year of the Borrower to end on a day other than the Saturday closest to the end of the calendar year, or change the Borrower's method of determining fiscal quarters, except that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonable acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

              7.10 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) agreements governing any indebtedness issued under 7.2(e), 7.2(f) or 7.2(h) that contain limitations on Liens customary for such issuances, PROVIDED that in no event shall any such agreement affect the Capital Stock of any Subsidiary.

              7.11 CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

              7.12 LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto, including, without limitation, collectibles, giftware and decorative accessories.

              7.13 CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligation except:

              (a) guarantees, if any, created pursuant to this Agreement;

              (b) guarantees made in the ordinary course of its business by the Borrower of the obligations of any of its Subsidiaries, PROVIDED those obligations are otherwise permitted under this Agreement;

              (c) Contingent Obligations described on Schedule 7.13;

              (d) Contingent Obligations arising on account of the Letters of Credit and Acceptances; and

              (e) Contingent Obligations permitted by Section 7.2.

              7.14 FOREIGN EXCHANGE AND HEDGE AGREEMENTS. Enter into any foreign currency exchange contracts (other than foreign currency exchange contracts entered into for the sole purpose of hedging with respect to the purchase or sale by the Borrower or its Subsidiaries of inventory to be purchased or sold for payments in foreign currencies in the ordinary course of their respective businesses); or enter into any other Hedge Agreement other than in the ordinary course of business to protect the Borrower and its Subsidiaries from interest rate and currency fluctuations in respect of Indebtedness owed by them.

                          SECTION 8. EVENTS OF DEFAULT

              If any of the following events shall occur and be continuing:

              (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

              (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been materially inaccurate in any material respect on or as of the date made or deemed made; or

              (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.3(a), 5.3(b) and 5.6 of the Guarantee and Collateral Agreement; or

              (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

              (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto or within any applicable grace period; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
         (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $3,000,000; or

              (f) (i) the Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

              (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or the PBGC shall commence proceedings to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan other than in the ordinary course; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of the Required Lenders, be expected to have a Material Adverse Effect; or

              (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

              (i) except to the extent that during the existence of a Positive Security Event the Liens thereunder may be released in accordance with the terms thereof, any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

              (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

              (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
         Act), directly or indirectly, of more than

         30% of the outstanding common stock of the Borrower; (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; (iii) the Borrower shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of D56, Inc. free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement).

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder and the Acceptances, although contingent and unmatured) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Working Capital Facility Lenders, the Administrative Agent may, or upon the request of the Majority Working Capital Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Working Capital Commitments to be terminated forthwith, whereupon the Working Capital Commitments shall immediately terminate; (ii) with the consent of the Majority 364-Day Facility Lenders, the Administrative Agent may, or upon the request of the Majority 364-Day Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the 364-Day Commitments to be terminated forthwith, whereupon the 364-Day Commitments shall immediately terminate; and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Acceptances, although contingent and unmatured to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph and with respect to Acceptance Obligations, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit and Acceptance Obligations. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit and as Acceptances mature, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, and all Acceptances have matured, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Acceptances have matured, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                              SECTION 9. THE AGENTS

              9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

              9.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

              9.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

              9.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

              9.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              9.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

              9.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

              9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it, to any Letter of Credit issued or participated in by it, to any Acceptance created by or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

              9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

              9.10 DOCUMENTATION AGENTS AND MANAGING AGENT. The Documentation Agents and the Managing Agent shall not have any duties or responsibilities hereunder in their capacity as such.

              9.11 ISSUING LENDER AS ISSUER OF LETTERS OF CREDIT. Each Lender hereby acknowledges that the provisions of this Section 9 shall apply to the Issuing Lender, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

              9.12 ACCEPTING BANK AS CREATOR OF ACCEPTANCES. Each Lender hereby acknowledges that the provisions of this Section 9 shall apply to the Accepting Bank, in its capacity as creator and discounter of the Acceptances, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

                            SECTION 10. MISCELLANEOUS

              10.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any Subsidiary Guarantor that is a Material Subsidiary from its obligations under the Guarantee and Collateral Agreement except as provided in 10.14, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit set forth in Section
5.2 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Working Capital Facility Lenders, in the case of any extension of credit under the Working Capital Facility, or the Majority 364-Day Facility Lenders, in the case of any extension of credit under the 364-Day Facility; (iv) amend, modify or waive any provision of Section 2.15 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender, in the case of any such matter affecting it, or the Accepting Bank, in the case of any such matter affecting it. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

              10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                     DEPARTMENT 56, INC.
                                           1 Village Place
                                           6436 City West Parkway
                                           Eden Prairie, Minnesota 55344
                                           Attention:  Mark Kennedy
                                           Telecopy:  612-943-4490
                                           Telephone:  612-943-4476

         The Administrative Agent:         THE CHASE MANHATTAN BANK
                                           One Chase Manhattan Plaza
                                           New York, New York
                                           Attention:  Andrew Stasiw
                                           Telecopy:  212-552-5662
                                           Telephone:  212-552-7909

                  with a copy to:          CHASE SECURITIES INC.
                                           10 South LaSalle Street
                                           Chicago, IL 60603
                                           Attention:  Jonathan Twichell
                                           Telecopy:  312-807-4550
                                           Telephone:  312-807-4038

              10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

              10.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and documented fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable and documented costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the reasonable and documented fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified
Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 30 days after written demand therefor. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

              10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

              (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this

Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits and subject to the obligations of Sections 2.16,
2.17 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

              (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000, and, after giving effect thereto, the assigning Lender shall have commitments and Loans aggregating at least $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), in each case unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) shall have occurred and be continuing with respect to the Borrower.

              (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Notes will be returned to the Borrower marked "canceled".

              (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

              (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

              (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

              10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "BENEFITTED LENDER") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

              (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

              10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

              10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              10.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

              10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              10.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

              (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

              (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

              10.13 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

              (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

              10.14 RELEASES OF GUARANTEES AND LIENS. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender and, upon the Borrower's request shall, take any action requested by the Borrower having the effect of (A) releasing any Collateral during a Positive Security Period or
(B) releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1, (ii) under the circumstances described in paragraph (b) below, or (iii) with respect to a Material Subsidiary, if such Material Subsidiary becomes a Subsidiary that is not a Material Subsidiary and is not required to be a Material Subsidiary to satisfy the requirements of such definition and upon delivery to the Administrative Agent of reasonably detailed calculations demonstrating that such Subsidiary is not a Material Subsidiary and is not required to be a Material Subsidiary in order to satisfy the requirements of such definition.

              (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

              10.15 CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates who by their acceptance thereof are deemed to be bound by the provisions of this Section, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

              10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. DEPARTMENT 56, INC.

                                     By:      /s/ TIMOTHY J. SCHUGEL
                                              Name:    Timothy J. Schugel
                                              Title:   V.P. - Finance


                                     THE CHASE MANHATTAN BANK, as Administrative
                                     Agent and as a Lender

                                     By:      /s/ ROBERT ANASTASIO
                                              Name:    Robert Anastasio
                                              Title:   Vice President


                                     ABN AMRO BANK N.V., as Co-Documentation
                                     Agent and as a Lender

                                     By:      /s/ MARY L. HONDA
                                              Name:    Mary L. Honda
                                              Title:   Vice President

                                     By:      /s/ DARIN P. FISCHER
                                              Name:    Darin P. Fischer
                                              Title:   Assistant Vice President

                                     THE FIRST NATIONAL BANK OF CHICAGO, as
                                     Co-Documentation Agent and as a Lender

                                     By:      /s/ J. GARLAND SMITH
                                              Name:    J. Garland Smith
                                              Title:   First Vice President

                                     U.S. BANK NATIONAL ASSOCIATION, as Managing
                                     Agent and as a Lender



                                     By:      /s/ MICHAEL J. REYMANN
                                              Name:    Michael J. Reymann
                                              Title:   Vice President


                                     COMERICA BANK



                                     By:      /s/ TIMOTHY H. O'ROURKE
                                              Name:    Timothy H. O'Rourke
                                              Title:   Vice President



                                     FIRSTAR BANK MILWAUKEE, N.A.



                                     By:     /s/ JASON R. HICKEY
                                             Name:    Jason R. Hickey
                                             Title:   Commercial Banking Officer



                                     HARRIS TRUST AND SAVINGS BANK



                                     By:     /s/ ANDREW K. PETERSON
                                             Name:    Andrew K. Peterson
                                             Title:   Vice President

                                     M&I MARSHALL & ILSLEY BANK



                                     By:     /s/ ROBERT A. NIELSEN
                                             Name:    Robert A. Nielsen
                                             Title:   Asst. Vice President


                                     THE FIFTH THIRD BANK



                                     By:     /s/ KEVIN J. WALTER
                                             Name:    Kevin J. Walter
                                             Title:   Corporate Banking Officer



                                     NORWEST BANK MINNESOTA, N.A.



                                     By:     /s/ MOLLY S. VAN METRE
                                             Name:    Molly S. Van Metre
                                             Title:   Vice President


                                     MICHIGAN NATIONAL BANK



                                     By:     /s/ DRAGA PALINCAS
                                             Name:    Draga Palincas
                                             Title:   Relationship Manager



                                     WACHOVIA BANK



                                     By:     /s/ WALTER R. GILLIKIN
                                             Name:    Walter R. Gillikin
                                             Title:   Senior Vice President

                                     BANK HAPOALIM B.M.



                                     By:     /s/ CONRAD WAGNER
                                             Name:    Conrad Wagner
                                             Title:   First Vice President


                                     By:     /s/ SHAUN BREIDBART
                                             Name:    Shaun Breidbart
                                             Title:   Vice President